POWER OF ATTORNEY

LOCKHEED MARTIN CORPORATION


	The undersigned hereby constitutes and
appoints Frank H. Menaker, Jr., Marian S. Block and David A. Dedman, and each of them, jointly and severally, his or her lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute and file, or cause to be filed, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission (hereinafter referred to as the "Commission") any and all reports for forms
(including but not limited for Forms 3, 4, 5 or Form 144) and any supplements or amendments thereto as are required to be filed by the undersigned pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and Rule 144 of the Securities Act of 1933, with respect to the equity securities of Lockheed
Martin Corporation, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney's-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



/s/ E.C. Aldridge, Jr. 				06/21/03
E. C. Aldridge, Jr.				Date


PowerOfAttorneySection16